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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                MARCH 9, 1998
               ------------------------------------------------
                Date of Report (Date of earliest event reported)


                       CYPRESS SEMICONDUCTOR CORPORATION
            ------------------------------------------------------
             Exact name of Registrant as specified in its charter



          DELAWARE                     1-10079                94-2885898
----------------------------    ----------------------    ------------------
(State or other Jurisdiction    Commission File Number      I.R.S. Employer
      or incorporated)                                    identification No.)



                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                    ---------------------------------------
                    (Address of principal executive offices



                                (408) 943-2600
               --------------------------------------------------
               Registrant's telephone number, including area code















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ITEM 5.     OTHER EVENTS

          The information set forth in the Registrant's Press Release dated March 9, 1998 is incorporated herein by reference.




ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits


     Exhibit No.                          Description
---------------------     ---------------------------------------------
        99.1              Text of Press Release dated March 9, 1998







































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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CYPRESS SEMICONDUCTOR CORPORATION


Date: March 16, 1998                     By:  /S/ Emmanuel Hernandez
-----------------------                      -----------------------------
                                             Emmanuel Hernandez
                                             Chief Financial Officer, Vice
                                             President, Finance and
                                             Administration, and Secretary





































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                                                                      Contact:
                                                               Manny Hernandez
                                                  VP, Finance & Administration
                                                                (408) 943-2754
	FOR IMMEDIATE RELEASE
                                                                Press contact:
                                                            Joseph L. McCarthy
                                            Director, Corporate Communications
                                                                (408) 943-2902



                     CYPRESS ANNOUNCES RESTRUCTURING PLAN
                        AND 4%-9% DECLINE IN Q1 SALES

SAN JOSE, CALIFORNIA, March 9, 1998...Cypress Semiconductor Corporation announced today that it will restructure to take the benefit of the improved efficiency of its new 0.35- and 0.25-micron technologies.

Cypress CEO T.J. Rodgers said, "Cypress is making three major moves to increase efficiency. First, we are shutting down our six-inch, 0.6-micron wafer fabrication plant, Fab 3, in Bloomington, Minnesota, and moving all its production to Fab 4, our state-of-the-art, eight-inch, 0.35-micron fab, also in Minnesota. Second, we are downsizing our six-inch Fab 2 facility in Round Rock, Texas, to eliminate SRAM production and also to reduce manufacturing costs significantly on high-margin non-SRAM products. Third, we are shutting down our test plant in Thailand and consolidating a majority of our test manufacturing operations into our new, fully automated Manila plant. These three changes will significantly reduce our costs and improve our efficiency.

Rodgers continued, "This restructuring will involve the elimination of approximately 100 manufacturing positions in Texas Fab 2, the writedown of six-inch wafer manufacturing equipment, and the relocation of a major test area. The total charge to earnings for severance costs, inventory adjustments, and asset writedowns is $85.5 million."

Minnesota Fab Restructuring. Cypress has been running Fab 3 at full capacity while ramping Fab 4 with newly purchased equipment and the company will now use much of the equipment from Fab 3-after upgrading it from six-inch to eight-inch-to build out Fab 4, saving money on new capital purchases. Similarly, instead of hiring additional employees, the company transfer current Fab 3 employees to Fab 4 where they can produce eight-inch rather than six-inch wafers. There are 1,224 one-megabit SRAM chips on a eight-inch, 0.35-micron wafer, but only 294 of those chips on a six-inch, 0.6-micron wafer-a dramatic efficiency improvement. There will be no staff reduction in the Minnesota plant. The equipment in Fab 3 that cannot be upgraded to eight-inch will be sold or scrapped. The Fab 3 clean room will be refurbished later to become a 0.25-micron expansion of Fab 4. The charges associated with this strategy are approximately $28.3 million.







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Texas Fab Restructuring. Cypress manufactures wafers in Fab 2 for its Datacom,
Programmable Logic, and Computer Products divisions, which are all profitable. However, these three divisions use only 60% of the fab's capacity. In Q4 1997, Cypress ramped Fab 2 to 100% capacity with static RAM memory chips to meet a surge in SRAM demand. Given the improved efficiency and increased output from our revamped Minnesota plant by midyear, we will stop making SRAMs in Texas and realize several cost-reduction benefits: 1) a reduction in payroll, 2) the elimination of fab equipment purchases for advanced SRAM technologies, 3) the transfer of some new six-inch equipment (upgraded to eight-inch) to build out Minnesota Fab 4, saving external purchases, and 4) the disposal of excess equipment, eliminating its depreciation. The Texas fab will focus on making high-margin, non-SRAM products with the lowest 0.6-micron wafer cost possible. Cypress's 0.25-micron technology, which is currently working in both San Jose R&D and Minnesota Fab 4, will be the next advanced technology to transfer to Texas. We will install that technology in Fab 5, an eight-inch facility which will be built in the second half of 1999 and staffed with employees from Fab 2 as well as new hires. The severance, inventory, and asset writedown charges associated with this Texas fab strategy are $23.2 million.

Test plant consolidation. Cypress currently tests its products primarily at three Asian sites: a semi-automated plant in Thailand, a low-cost plant in Indonesia, and our newest, fully automated plant in Manila, the Philippines. The company will consolidate the Thai test manufacturing operation into the Manila plant, replacing approximately 570 subcontract workers in Thailand with only about 250 new Cypress employees in our more-efficient Manila plant. This move will provide significant cost savings, better logistics, and reduced cycle times for better customer responsiveness. The charges associated with these actions are $5.8 million.

San Jose R&D Fab 1 upgrade to eight-inch capability. Cypress's primary wafer production centers are in Minnesota Fab 4 and, in the future, Texas Fab 5, both eight-inch facilities. Consequently, Cypress has chosen to upgrade its R&D Wafer Fab 1 in San Jose from six-inch to eight-inch to maintain compatibility. The charges, which include facilities writedown and some six-inch equipment disposal, are approximately $6.2 million.

Current quarter estimates. In Q4 1997, Cypress's revenue and EPS were $134 million and $0.00 (operating, -$0.04), respectively. In the current quarter, the company expects revenue to drop by 4%-9% from last quarter and EPS to be a loss in the $0.06-$0.08 range, prior to the restructuring and other charges.

Rodgers concluded, "Cypress's revenue peaked in the third and fourth quarter of 1995 in the $170 million range. Since then, an industry slump has held our revenue below that number, despite soaring unit demand. We are now shipping at record rates in excess of a quarter-billion units per year. In the past two years, our manufacturing efficiencies have improved dramatically, allowing us to close down our least efficient plants and run our company 100% at the state-of-the-art. We have taken these tough steps-particularly the restructuring of our Texas wafer fabrication plant-because we wanted to move to the next level and to return to solid profitability, both for our shareholders, and for our employees, whose compensation is partly equity-based."




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Cypress Semiconductor Corporation is an international supplier of high-performance integrated circuits with worldwide headquarters in San Jose, California. The company provides a broad range of products for leading computer, networking and telecommunications companies worldwide. The company's product line includes static RAM, PROM, and specialty memories; programmable logic devices (PLDs); data communications products; and timing devices and USB microcontrollers. Cypress shares are listed on the New York Stock Exchange under the symbol CY. The company has a site on the worldwide web at http://www.cypress.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the restructuring and other events and the estimated Q198 sales and earnings are "forward-looking statements" involving risks and uncertainties, including, but not limited to, market-acceptance risks, the effect of economic conditions and shifts in supply and demand, the impact of competitive products and pricing, product development, commercialization and technological difficulties, and capacity and supply constraints. Please refer to the MD&A (Management Discussion and Analysis of Financial Condition and Results of Operations) for a discussion of such risks in the most recent Cypress annual report on Form 10-K, the quarterly report on Form 10-Q and the convertible debenture offering memorandum.